                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant                              /X/
Filed by Party other than the Registrant         / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/ /      Confidential, for Use of the Commission Only
           (as permitted by Rule 14-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                           THE A CONSULTING TEAM, INC.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):
/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.


1)    Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

2)    Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

4)    Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

5)    Total fee paid:
--------------------------------------------------------------------------------

/ /   Fee paid previously with preliminary materials
--------------------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


 1)   Amount Previously Paid:
--------------------------------------------------------------------------------

 2)   Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

 3)   Filing Party:
--------------------------------------------------------------------------------

 4)   Date Filed:
--------------------------------------------------------------------------------

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 27TH, 1998

To the Holders of the Common Stock of THE A CONSULTING TEAM, INC.

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of The A Consulting Team, Inc. (the "Company") will be held at 9:00 a.m. (local time), on May 27, 1998, at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 23rd Floor, New York, New York 10103 for the following purposes:

         1. To elect the Board of Directors of the Company to serve until the annual meeting of shareholders in 1999 and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Ernst & Young LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1998;

         3. To approve and adopt an amendment to the Company's 1997 Stock Option Plan to increase the number of authorized shares of Common Stock to be issued thereunder from 600,000 shares to 900,000 shares; and

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         Only holders of the Common Stock at the close of business on April 13, 1998 will be entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card promptly. This will insure that your shares are voted in accordance with your wishes. Your cooperation is appreciated since a majority of the outstanding shares entitled to vote must be represented, either in person or by proxy, to constitute a quorum for the purposes of conducting business at the meeting.

                                   By Order of the Board of Directors,



                                   Frank T. Thoelen,
                                   Secretary
                                   April 22, 1998

                                TABLE OF CONTENTS

                                                                                                               Page

GENERAL INFORMATION..............................................................................................1

         Solicitation and Voting of Proxies; Revocation; Record Date.............................................1

ELECTION OF DIRECTORS............................................................................................2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS......................................................3

APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION PLAN....................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................6

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES............................................................7

DIRECTOR COMPENSATION............................................................................................8

EXECUTIVE COMPENSATION...........................................................................................8

         Summary Compensation Table..............................................................................8

         Option Grants For the Year Ended December 31, 1997......................................................9

         Aggregated Option Exercises In the Year Ended December 31, 1997 and Fiscal Year-End Option
         Values..................................................................................................9

         Employment Ageements...................................................................................10

         Report of the Executive Compensation Committee of the Board of Directors...............................10

         Performance Graph......................................................................................11

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................11

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.........................................................12

SHAREHOLDER PROPOSALS...........................................................................................13

OTHER BUSINESS..................................................................................................13

                           THE A CONSULTING TEAM, INC.
                              200 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10003
                                (212) 979-8228


                                 PROXY STATEMENT


                                       for


                         Annual Meeting of Shareholders
                                  May 27, 1998






         This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of The A Consulting Team, Inc., a New York corporation (the "Company"), to be voted at its Annual Meeting of Shareholders which will be held at 9:00 a.m. (local time), on May 27, 1998 at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 23rd Floor, New York, New York 10103 and at any postponements or adjournments thereof (the "Annual Meeting").

         At the Annual Meeting, the Company's shareholders will be asked (i) to elect Messrs. Shmuel BenTov, Frank T. Thoelen, Joseph E. Imholz, Steven S. Mukamal and Reuven Battat as Directors of the Company to serve until the annual meeting of shareholders in 1999 and until their respective successors are duly elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, (iii) to approve and adopt an amendment to the Company's 1997 Stock Option Plan to increase the number of authorized shares of Common Stock to be issued thereunder from 600,000 shares to 900,000 shares; and (iv) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

         This proxy statement and the accompanying form of proxy, together with the Company's 1997 Annual Report to Shareholders, are being mailed to shareholders on or about April 22, 1998.

                               GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

         Shares represented by each properly executed and returned proxy card will be voted (unless earlier revoked) in accordance with the instructions indicated. If no instructions are indicated on the proxy card, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted "FOR" the election of the nominees for director named below, "FOR" the ratification of the Company's independent public accountants, "FOR" the amendment to the Company's 1997 Stock Option Plan to increase the number of authorized shares and by the proxies in their discretion on any other matters to come before the Annual Meeting.

         A shareholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Any written notice revoking the proxy should be sent to the attention of Frank T. Thoelen, Secretary, The A Consulting Team, Inc., 200 Park Avenue South, New York, New York 10003, (212) 979-8228.

         Proxies may be solicited by mail, and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and employees of the Company (without special compensation). The expenses for the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation. In accordance with the regulations of the Securities and Exchange Commission, the Company will reimburse, upon request, banks, brokers and other institutions, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Expenses for the solicitation are estimated to be approximately $2,500, plus other reasonable expenses.

         Only holders of record of the Company's Common Stock, $0.01 par value per share ("Common Stock"), at the close of business on April 13, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of March 31, 1998, there were outstanding 5,485,000 shares of Common Stock. Under the Company's By-Laws, the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the total number of outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. Each share is entitled to one vote.

         New York's Business Corporation Law provides that, a quorum being present, nominees for the office of director are to be elected by a plurality of votes cast at the meeting. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) are counted as present for the purpose of determining a quorum but are not counted as votes cast in determining a plurality.

         With respect to the items described in clauses (2) and (3) of the

Notice of Annual Meeting of Shareholders dated April 22, 1998, New York's Business Corporation Law provides that, a quorum being present, approval is to be determined by a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted in determining the existence of a quorum but are not counted as votes cast for the proposals as to which the shareholder abstained or the broker withheld authority. Abstentions and broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.




                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

         Pursuant to the Company's By-Laws, the Board of Directors shall be comprised of not less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders. At each annual meeting of shareholders, directors shall be elected for the ensuing year.

         Nominees Standing for Election

         The following nominees are standing for election to serve as Directors until the annual meeting of shareholders in 1999 and until their respective successors are duly elected and qualified:

         Shmuel BenTov is the founder, Chairman of the Board, Chief Executive Officer and President of the Company. Mr. BenTov received a B.Sc. in Economics and Computer Science in 1979 from the Bar-Ilan University in Israel and founded the Company in 1983. From 1979 to 1983, Mr. BenTov was a consultant Database Administrator and then an Account Manager with Spiridellis & Associates. From 1972 to 1979, Mr. BenTov served with the Israeli Defense Forces as a Programmer, Analyst, Project Manager, Database Administrator and Chief Programmer.

         Frank T. Thoelen is the Chief Financial Officer of the Company. Mr. Thoelen is a C.P.A. and received a B.S. in Public Accounting in 1971 from the University at Albany, New York. Prior to joining the Company in June 1997, Mr. Thoelen was President of FTT Consulting Inc., his own consulting firm. From 1971 to 1996, Mr. Thoelen was with Arthur Andersen LLP, an international consulting and business advisory firm. From 1989 to 1996, he was the Division Head for the Business Systems Consulting and Computer Risk Management Business Unit. Prior to that, he was an Audit and Business Advisory Partner, serving a variety of global companies.

         Joseph E. Imholz has been a director of the Company since 1997. Mr. Imholz received a B.S. in Management in 1957 from Hofstra University. From 1987 until his retirement in 1995, Mr. Imholz was Vice President and Chief Information Officer of the Property and Casualty Division of Metropolitan Life Insurance Co. ("MetLife"). From 1985 to 1987, Mr. Imholz was Executive Director and Chief Information Officer of Albany Life Insurance, a subsidiary of MetLife. From 1981 to 1985, Mr. Imholz was Vice President of Corporate Information Systems of MetLife, and from 1974 to 1981 he was the officer in charge of the MetLife Computer Center in Greenville, South Carolina. From 1957 to 1974, Mr. Imholz served in various capacities with MetLife, including Analyst, Programmer and Manager of Information Systems.

         Steven S. Mukamal has been a director of the Company since 1997. Mr. Mukamal received a B.A. in 1962 from Michigan State University and a J.D./L.L.B. in 1965 from Brooklyn Law School. Since 1965, he has been a member and senior partner of the law firm Barst & Mukamal LLP. Mr. Mukamal specializes in the areas of immigration and nationality law, consular law and real estate and debt restructuring.

         Reuven Battat has been a director of the Company since 1997 and is the Senior Vice President and General Manager of Global Marketing for Computer Associates International, Inc. and is responsible for Computer Associates' world-wide marketing activities and long-term planning of product development in new and emerging markets. Mr. Battat is an expert in the field of enterprise management and object technologies. From 1981 to 1987, Mr. Battat was Manager of key systems management projects at IBM Corporation.

         Proxies are solicited in favor of the Director nominees and it is intended that the proxies will be voted for the nominees unless otherwise specified. Should a nominee become unable to serve for any reason, unless the Board of Directors by resolution provides for a lesser number of directors, the person named in the enclosed proxy will vote for the election of a substitute nominee. The Board of Directors has no reason to believe that the nominees will be unable to serve.

Recommendation

         The Board of Directors recommends that stockholders vote FOR each of the nominees.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS
                             (Item 2 on Proxy Card)

         The Audit Committee has recommended to the Board of Directors of the Company the selection of Ernst & Young LLP ("Ernst & Young") as independent public accountants of the Company for the year ending December 31, 1998.

         A representative of Ernst & Young will be present at the meeting. The representative will be given the opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

Recommendation


         The Board of Directors recommends that the shareholders RATIFY the selection of Ernst & Young LLP to be the independent public accountants of the Company for the year ending December 31, 1998.

                   APPROVAL OF AMENDMENT TO THE COMPANY'S 1997
                                STOCK OPTION PLAN
                             (Item 3 on Proxy Card)

                  The Board of Directors on December 19, 1997 adopted a resolution proposing that the number of shares of Common Stock available for grant under the 1997 Plan increase from 600,000 shares to 900,000 shares (the "Plan Amendment").

Shares Subject to the 1997 Plan

                  The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted and approved by the Company's shareholders on June 11, 1997.

                  Upon approval of the Plan Amendment by the stockholders of the Company, there will be a total of 900,000 shares of Common Stock authorized under the 1997 Plan. The authorized shares issuable in connection with the 1997 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

Options Outstanding

                  As of December 31, 1997, the Company had options outstanding under the 1997 Plan to purchase an aggregate of 532,450 shares of Common Stock, at a weighted average exercise price per share of $11.63. If any options granted under the 1997 Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such option shall again be available for grants of options under the 1997 Plan. As of December 31, 1997, a total of 67,550 shares of Common Stock were available for future issuance under the 1997 Plan.

Administration

                  The 1997 Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee consists of three members appointed by the Board of Directors and has the power and authority to grant options to participants in the 1997 Plan. The Executive Compensation Committee may delegate certain of its responsibilities to other persons; provided, however, the Executive Compensation Committee may not delegate matters relating to the Company's Section 16 officers. Two of the members of the Executive Compensation Committee are non-employee directors as defined in Rule 16b-3. The Executive Compensation Committee is composed of Messrs. BenTov, Mukamal and Battat. The Board of Directors may fill vacancies on the Executive Compensation Committee and may from time to time remove or add members, and may also administer the 1997 Plan. The Board of Directors may amend the 1997 Plan, as desired, without further action by the Company's stockholders except as required by applicable law.

Participants and Terms of Awards

                  The 1997 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares ("Awards"). Employees of the Company (the "Participants") are eligible to receive "incentive stock options" ("ISOs") under

Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, officers, directors and consultants are eligible to receive options which do not qualify as ISOs ("Nonqualified Stock Options" or "NSOs").

                  The purchase price under each option is established by the Executive Compensation Committee of the Board of Directors but in no event can the option prices be less than one hundred percent (100%) of the fair market value of the stock on the date of grant (or not less than 110% of such value if the individual to who an ISO is granted owns, as of the date of grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock). The option price must be paid in full at the time of exercise. Payment for shares of Common Stock purchased upon the exercise of stock options may be made only by cash or check. The aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which ISOs are exercisable for the first time by an individual to whom an ISO is granted during any calendar year (under ISO plans of the Company) may not exceed $100,000.

                  Options have such terms and are exercisable in such manner and at such times as the Executive Compensation Committee may determine. Each option must expire within a period of not more than ten (10) years from the grant date.

                  The Executive Compensation Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.

                  Stock appreciation rights ("SARs") entitle the participant to receive, upon exercise of the SAR, an amount determined by multiplying: (1) the difference between (a) the fair market value of a share of Common Stock on the date of exercise and (b) the exercise price, times (2) the number of shares with respect to which the SAR is exercised. The exercise price of each SAR will equal at least 100 % of the fair market value of the shares covered by the Award on the date of grant. Thus, SARs, like options, will have value only if the Common Stock appreciates in value after the date of grant. Proceeds from SAR exercises may be paid in cash or shares of Common Stock, as determined in the discretion of the Executive Compensation Committee.


                  Awards of restricted stock are shares of Common Stock which vest in accordance with terms established in the discretion of the Executive Compensation Committee. For example, the Executive Compensation Committee may determine that the shares will vest only upon the satisfaction of a continuous employment requirement and/or the achievement of performance goals specified by the Executive Compensation Committee.

                  Performance units and performance shares are amounts credited to a bookkeeping account established for the participant. Whether a performance unit or share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Executive Compensation Committee are satisfied. Payment will be in cash or shares of Common Stock, as determined in the discretion of the Executive Compensation Committee.

New Plan Benefits

                  With respect to all future grants, the Executive Compensation Committee has full discretion to determine the number and amount of options to be granted to employees under the 1997 Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Security Ownership of Certain Beneficial Owners and Management table set forth herein below, the directors of the Company, the executive officers as a group and all other employees under the 1997 Plan are not presently determinable.

Recommendation

                  The Board of Directors recommends that shareholders vote FOR the proposal to amend the 1997 Plan to increase the number of shares available for grant from 600,000 shares to 900,000 shares.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, to the best of the Company's knowledge, with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to be the beneficial owner (defined below) of more than 5% of the Company's Common Stock.


----------------------------------------------------------- ---------------------------- ----------------------------
                                                                 Number of Shares               Percentage of
                                                                   Beneficially                 Total Voting
             Name and Address of Shareholder                           Owned                       Shares
----------------------------------------------------------- ---------------------------- ----------------------------
Shmuel BenTov                                                        3,415,000                      62.3%
     c/o The A Consulting Team, Inc.
     200 Park Avenue South
     New York, New York 10003
----------------------------------------------------------- ---------------------------- ----------------------------


         The following table sets forth information, to the best of the Company's knowledge, with respect to the Company's Common Stock, (i) the ownership of Common Stock by each current director, (ii) the ownership of Common Stock by the persons named below in the "Summary Compensation Table," and
(iii) the ownership of Common Stock by all current directors and executive officers of the Company as a group.

--------------------------------------------------------------- ------------------------- ---------------------------
                                                                    Number of Shares            Percentage of
                                                                      Beneficially               Total Voting
                             Name                                        Owned                      Shares
--------------------------------------------------------------- ------------------------- ---------------------------
Mr. Shmuel BenTov                                                        3,415,000                      62.3%
Chairman, Chief Executive Officer and President
--------------------------------------------------------------- ------------------------- ---------------------------
Mr. Frank T. Thoelen, Chief Financial Officer and Director                   1,200                          *
--------------------------------------------------------------- ------------------------- ---------------------------
Mr. Joseph E. Imholz, Director                                                 -0-                          -
--------------------------------------------------------------- ------------------------- ---------------------------
Mr. Steven S. Mukamal, Director                                                -0-                          -
--------------------------------------------------------------- ------------------------- ---------------------------
Mr. Reuven Battat, Director                                                    -0-                          -
--------------------------------------------------------------- ------------------------- ---------------------------
All directors and executive
officers as a group (5 persons)                                          3,416,200                      62.3%
--------------------------------------------------------------- ------------------------- ---------------------------

*less than 1%

         As used in the tables above "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of the date of this proxy statement. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed has the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of, all such shares.


              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 1997, the Board of Directors met one time and acted by written consent in lieu of a meeting five times. All directors attended 100% of the aggregate number of meetings of the board and its committees on which they served.

         The following are the current members and functions of the standing committees of the Board of Directors:

         Audit Committee. The Audit Committee is authorized to engage the Corporation's independent public accountants and review with such public accountants (i) the scope and timing of their audit services and any other services they are asked to perform, (ii) their report on the Company's financial statements following completion of their audit and (iii) the Company's policies and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Messrs. Imholz, Battat and BenTov. Mr. Imholz is the Chairman. During the year ended December 31, 1997, the Audit Committee met once.

         Executive Compensation Committee. The Executive Compensation Committee is authorized and empowered to approve appointments and promotions of executive officers of the Company and fix salaries for such officers; provided that all actions of the Executive Compensation Committee must be ratified by the full Board of Directors within six months of the subject action. The Executive Compensation Committee is also authorized to administer the Company's 1997 Stock Option Plan. The Executive Compensation Committee is composed of Messrs. BenTov, Mukamal and Battat. Mr. Mukamal is the Chairman. During the year ended December 31, 1997, the Executive Compensation Committee met and acted by written consent in lieu of a meeting once during that period.

                              DIRECTOR COMPENSATION

         Effective August 1997, non-employee directors of the Company receive a single annual fee of $4,000 for all services rendered as a director. On December 19, 1997, the Company issued options to purchase 1,000 shares of Common Stock at an exercise price of $12.00 per share to each of its non-employee directors. Such options vest one year after date of grant. Each subsequently elected non-employee director (including each non-employee director who is re-elected to the Board of Directors) will receive an option to purchase an additional 1,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Prior to August 1997, directors of the Company were not compensated for their services as directors. All directors are reimbursed for reasonable expenses incurred in connection with their services rendered as directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer during the years ended December 31, 1995, 1996 and 1997 and the Company's Chief Financial Officer during the year ended December 31, 1997. No other executive officer of the Company received a total salary and bonus of $100,000 or more for the year ended December 31, 1997. Accordingly, no information is reported for such persons.


                           Summary Compensation Table

----------------------------- ------------ ------------------------------------------ ---------------
                                                      Annual Compensation               Long-Term
                                                                                       Compensation
                                           ----------- --------------- -------------- ---------------
                                                                                          Awards
                                                                                      ---------------
                                                                           Other        Securities
                                                                          Annual        Underlying
                                Fiscal                                 Compensation      Options
Name and Principal Position      Year      Salary($)      Bonus($)        ($)(1)           (#)
Shmuel BenTov                    1997      $250,000    $        0      $  6,636               --
   Chairman, Chief               1996      $350,000    $1,272,886(1)   $ 12,886               --
   Executive Officer and         1995      $350,000    $1,250,000      $ 15,163               --

Frank Thoelen(2)                 1997      $ 87,500    $   50,000      $      0           60,000
   Chief Financial Officer
----------------------------- ------------ ----------- --------------- -------------- ---------------



(1) Includes payments with respect to life insurance, car allowance and health insurance.

(2) Mr. Thoelen was hired in June 1997.

         The following table provides certain information regarding the stock options granted during the year ended December 31, 1997 to the executive officer named in the Summary Compensation Table who owned options as of December 31, 1997.



               Option Grants For the Year Ended December 31, 1997

------------------- ---------------- ----------------- ------------- -------------------- ----------------------------
                       Number of        % of total                                        Potential Realizable Value
                      Securities     Options Granted                                        at Assumed Annual Rates
                      Underlying       To Employees    Exercise of                              of Stock Price
                        Options         In Fiscal       Base Price       Expiration         Appreciation for Option
       Name          Granted(#)(1)       Year(2)         $/Share            Date                    Term(3)
------------------- ---------------- ----------------- ------------- -------------------- ----------------------------
                                                                                                5%            10%
                                                                                               ---            ---
------------------- ---------------- ----------------- ------------- -------------------- --------------- ------------
Frank T. Thoelen        50,000             8.9%           $12.00       August 8, 2002        $165,769      $366,306
                        10,000             1.8%           $10.25       December 19, 2002     $ 28,319      $ 62,577
------------------- ---------------- ----------------- ------------- -------------------- --------------- ------------



(1) With respect to the 50,000 stock options granted on August 8, 1998, 40% vest beginning on the first anniversary of the date of grant and 20% vest beginning on each of the second, third and fourth anniversary dates of grant. With respect to the 10,000 stock options granted on December 19, 1997, 25% vest on each of the first, second, third and fourth anniversary dates of grant.
(2) Based on an aggregate of 561,200 options granted to employees of the Company for the year ended December 31, 1997.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciations are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

         The following table sets forth certain information for the executive officer named in the Summary Compensation Table who owned options as of December 31, 1997, with respect to the exercise of options to purchase Common Stock during the year ended December 31, 1997 and the number and value of securities underlying unexercised options held by such executive officer as of December 31, 1997.


                  Aggregated Option Exercises In the Year Ended
               December 31, 1997 and Fiscal Year-End Option Values

---------------------------- --------------- ----------- ------------------------------ ------------------------------
                                                             Number of Securities           Value of Unexercised
                                                            Underlying Unexercised         In-the-Money options at
                                 Shares                          Options Held                 December 31, 1997
                              Acquired on      Value         at December 31, 1997         Exercisable/Unexercisable
           Name               Exercise(#)     Realized     Exercisable/Unexercisable
---------------------------- --------------- ----------- ------------------------------ ------------------------------
Frank T. Thoelen                   --            --                0/60,000                       $0/$8,750
---------------------------- --------------- ----------- ------------------------------ ------------------------------

Employment Agreements

         On August 7, 1997, the Company and Shmuel BenTov entered into a two-year employment agreement providing for his employment as the Company's Chairman of the Board, President and Chief Executive Officer with an annual base salary of $250,000. Mr. BenTov and the Company have agreed during the two year term of his employment agreement not to (i) increase Mr. BenTov's compensation (including base salary and bonus) or (ii) otherwise amend the terms of Mr. BenTov's employment agreement. The employment agreement provides that in the event of termination: (i) without cause, Mr. BenTov will receive a lump sum severance allowance in an amount equal to 2.00 times his then annual base salary; (ii) as a result of the disability or incapacity of Mr. BenTov, Mr. BenTov will be entitled to receive his then annual base salary during the two years following the termination notice; and (iii) as a result of the death of Mr. BenTov, Mr. BenTov's estate will be entitled to receive a lump sum payment equal to his then annual base salary. The agreement includes a two-year non-compete covenant commencing on the termination of employment.

         Effective June 30, 1997, the Company and Mr. Thoelen entered into a three year employment agreement providing for his employment as the Company's Chief Financial Officer at an initial base salary of $150,000. The employment agreement provides that in the event of termination due to a change of control or without cause, Mr. Thoelen will receive a lump sum severance allowance in an amount equal to his then annual base salary. The agreement includes a one-year non-compete covenant commencing on the termination of employment. Pursuant to the employment agreement, Mr. Thoelen received a one-time signing bonus of $25,000 and five-year options to purchase an aggregate 50,000 shares of Common Stock at $12.00 per share, 20,000 of which options vest after one year and 30,000 of which vest ratably over the following three years.

Report of the Executive Compensation Committee of the Board of Directors


         Executive compensation at the Company is administered by the Executive Compensation Committee of the Board of Directors. Compensation arrangements for the Company's executive officers are usually negotiated on an individual basis between the Chief Executive Officer and President and each executive. Although these arrangements were, by and large, subjective, factors such as industry comparisons, compensation history and other factors were taken into account. From the Company's point of view, these arrangements are invariably designed to attract talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company. In furtherance of such goals and to provide incentives to enhance stockholder value, the Company's arrangements with its executive officers often provide for equity participation in the Company. The Company believes the interests of its shareholders are well served if part of the compensation of the Company's executives is tied to the performance of the Company.

         The compensation package of the Chief Executive Officer and President and the Chief Financial Officer are set forth in employment agreements with the Company. See "- Employment Agreements." The Company's executive officers are entitled to participate in a bonus program which is administered by the non-employee directors of the Executive Compensation Committee.

         In determining bonus compensation, the Executive Compensation Committee seeks to create a direct link between the bonus payable to each executive officer and the financial performance of the Company as a whole. Factors which may be considered in determining the amount of individual bonus awards include earnings per share targets and individual performance compared to pre-established strategic, financial and operational objectives. For the year ended December 31, 1997, the Chief Financial Officer received $25,000 as a cash bonus award and the Chief Executive Officer and President did not receive a cash bonus award. For the year ending December 31, 1998, the Chief Executive Officer and President may be entitled to receive a cash bonus not to exceed one percent of the Company' total revenues for the year subject to approval by the non-employee directors of the Executive Compensation Committee and further subject to the Company meeting certain financial performance criteria.

                                      The Executive Compensation Committee:
                                      Shmuel BenTov
                                      Reuven Battat
                                      Steven S. Mukamal
Performance Graph


         The following graph compares the cumulative total stockholder return on the Common Stock of the Company from August 8, 1997 (the date of the Company's initial public offering) through December 31, 1997 with the cumulative total return on (i) a Peer Index of selected information technology consulting companies and (ii) the Nasdaq Major Market Computer and Data Processing Services Index. The comparison assumes the investment of $100 on August 8, 1997 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

         Insert graph

                                                                 08/8/97            09/30/97           12/31/97
                                                            -----------------   -----------------  ------------------
The A Consulting Team, Inc.                                 $      100               $  96.93           $  89.86
Peer Index                                                  $      100               $ 105.28           $  98.62
Computer and Data Processing Services Index                 $      100               $  99.16           $  93.59



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leased an apartment, located at 7 East 14th Street, Suite 20F, New York, New York, from Mr. BenTov, the Company's sole shareholder at the time and Chairman of the Board, Chief Executive Officer and President, on a month-to-month basis with annual payments of $12,000 in 1996 and $30,000 in 1995. The Company terminated this rental effective December 31, 1996. The Company believes the terms of the rental agreement were no less favorable to the Company than could have been obtained from an unaffiliated third party.

         In April 1996, the Company increased its line of credit with Citibank, N.A. from $200,000 to $350,000, and in December 1996 this line of credit was again increased to $1,700,000. In February 1997, the Company increased this line of credit from $1,700,000 to $2,100,000 and, in June 1997, to $3,100,000 to
repay $980,000 outstanding under a loan from Mr. BenTov. The Company had $135,000, $1,450,000 and $0 outstanding under this line of credit as of December 31, 1995, 1996 and 1997, respectively. In March 1997, the Company borrowed an additional $150,000 from Citibank, N.A., which subsequently was repaid by the Company in April 1997. The line of credit bears interest at a variable rate based on prime plus 1% (8.5% at December 31, 1997).

         The Company had outstanding $1,111,000 and $1,045,000 under a loan from Mr. BenTov as of December 31, 1995 and 1996, respectively. The loan was repaid on June 13, 1997.

         Effective January 1995, the Company became an S Corporation for federal and certain state income tax purposes. As such, the Company's income was allocated and taxable to the Company's individual shareholder, Mr. BenTov, rather than to the Company. Between January 1, 1995 and June 30, 1997, the Company paid Mr. BenTov compensation aggregating $3,388,000.

         On August 7, 1997, the Company and Mr. BenTov entered into the S Corporation Termination, Tax Allocation and Indemnification Agreement (the "Termination Agreement")

"Termination Agreement") providing, among other things, that the Company will be indemnified by Mr. BenTov with respect to any federal, state or local corporate income taxes (plus interest and penalties) as a result of the Company's failure to qualify as an S Corporation with respect to tax returns in which the Company reported its income as an S Corporation. Mr. BenTov's liability under the Termination Agreement will be limited to the aggregate amount of all distributions received by Mr. BenTov from the Company during such S Corporation reporting period, net of taxes paid or payable by Mr. BenTov with respect to such distributions. The Termination Agreement provides that the Company will indemnify Mr. BenTov on an after-tax basis with respect to any federal, state or local income taxes (plus interest and penalties) paid or required to be paid by Mr. BenTov, and Mr. BenTov will pay to the Company any refunds of federal, state or local income taxes (including interest received thereon) received by (or credited to) Mr. BenTov, as a result of a subsequent adjustment in income of the Company with respect to any tax return in which the Company reported its income as an S Corporation. The Termination Agreement provides that Mr. BenTov shall have the option to control the filing of the current year's tax returns and control or participate in audits and certain other matters for any period in which the Company reported its income as an S Corporation.

         On April 11, 1994, the Company entered into a joint venture with Kalanit Center for Marketing Software & Hardware Ltd. ("Kalanit"), an Israeli software distribution company. At such time, Mr. BenTov owned less than 5% of Kalanit's outstanding ordinary shares. The Company and Kalanit each owned a 50% interest in a joint venture organized as Vianet, Inc. ("Vianet"). Vianet was established to recruit international consultants and develop software. The Company incurred research and development expenses of $185,000 for 1995. In addition, the Company paid Vianet $140,000, $37,000 and $0 for recruiting services for the years ended December 31, 1995, 1996 and 1997, respectively. The Company accounted for its investment in Vianet under the equity method of accounting. The Company's investment in Vianet did not have a material impact on the Company's results of operations. On March 31, 1997, the Company sold its 50% interest in Vianet for a negligible amount to Kalanit at which time Mr. BenTov owned approximately 6.8% of the outstanding ordinary shares of Kalanit. For the years ended December 31, 1995, 1996 and 1997, Mr. BenTov acted as President of Vianet and received $150,000, $0 and
$0, respectively, in compensation from Vianet.


         During 1995 and 1996, Mr. BenTov's spouse, Ronit BenTov, was employed by the Company as Corporate Secretary and received a salary of $121,529 and $121,529, respectively. Mrs. BenTov's employment was terminated as of December 31, 1996. During 1995, 1996 and 1997, Mr. BenTov's sister, Victoria BenTov, was employed by Vianet as a consultant and received a salary of $60,000, $65,000 and $2,500, respectively. As of April 1, 1997, Ms. BenTov's employment with Vianet was terminated, and she was hired by the Company as a consultant at a base salary of $60,000.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its executive officers, to file with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market reports of ownership of the Common Stock of the Company. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its directors and officers complied with all reporting requirements applicable to them with respect to transactions during 1997.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at the address appearing on the first page of this proxy statement by January 26, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

This proxy, when property executed, will be voted in the manner directed herein or, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 2 AND 3.

Please mark
your votes as
indicated in     /X/
this example

1. ELECTION OF                          FOR                WITHHOLD
DIRECTORS NOMINEES.              all nominees listed       AUTHORITY
                                 to the left (except    to vote for all
Shmuel BenTov                     as marked to the     nominees listed
Frank T. Thoelen                  contrary below)        to the left
Joseph E. Imholz                       /  /                 /  /
Steven S. Mukamal
Reuven Battat


2. TO RATIFY THE APPOINTMENT OF ERNST &            FOR    AGAINST    ABSTAIN
   YOUNG LLP AS THE INDEPENDENT PUBLIC             / /      / /        / /
   ACCOUNTANTS OF THE COMPANY FOR THE
   FISCAL YEAR ENDING DECEMBER 31, 1998.



3. TO APPROVE AND ADOPT AN AMENDMENT TO          FOR    AGAINST    ABSTAIN
   THE COMPANY'S 1997 STOCK OPTION PLAN TO       / /      / /        / /
   INCREASE THE NUMBER OF AUTHORIZED SHARES
   OF COMMON STOCK TO BE ISSUED THEREUNDER
   FROM 600,000 SHARES TO 900,000 SHARES.


4. IN HIS DISCRETION, THE PROXY IS
   AUTHORIZED TO VOTE UPON SUCH OTHER
   MATTERS AS MAY PROPERLY COME BEFORE
   THE MEETING.


(INSTRUCTION: To withhold authority to
vote for any individual nominee write
that nominee's name in the space
provided below.)

--------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3:


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                  , 1998
      ----------------------------------

-----------------------------------------------
Signature

-----------------------------------------------
Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.


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

                          THE A CONSULTING TEAM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, hereby appoints Frank T. Thoelen, Chief Financial Officer of The A Consulting Team, Inc., a New York corporation (the "Company") as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, $0.01 par value per share, of the Company that the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of the Company, to be held on May 27, 1998, at 9:00 a.m. (local time), at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, 23rd Floor, New York, New York and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters:


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